UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2012

SANTARUS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-50651	33-0734433
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3721 Valley Centre Drive, Suite 400, San Diego, California 92130

(Address of Principal Executive Offices) (Zip Code)

(858) 314-5700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On March 8, 2012, Santarus, Inc. (“Santarus”) received a Paragraph IV certification notice from Watson Laboratories, Inc. — Florida (“Watson”) advising Santarus of the filing of an Abbreviated New Drug Application (“ANDA”) with the U.S. Food and Drug Administration (the “FDA”) for a generic version of Glumetza® (metformin hydrochloride extended release tablets) 1000 mg. Santarus promotes Glumetza prescription products in the U.S. under the terms of a commercialization agreement with Depomed.

Watson’s certification notice alleges that the two U.S. patents listed in the FDA Orange Book for Glumetza 1000 mg, with expiration dates in June 2020 and March 2025, will not be infringed by Watson’s proposed product, or are invalid and/or are unenforceable.

Santarus and Depomed are evaluating the Paragraph IV certification. The parties have 45 days from the receipt of the Paragraph IV certification to commence a patent infringement lawsuit against Watson that would automatically stay, or bar, the FDA from approving Watson’s ANDA for 30 months or until a district court decision that is adverse to the asserted patents, whichever is earlier.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTARUS, INC.

Date: March 8, 2012	By:	/s/ Carey J. Fox
	Name:	Carey J. Fox
	Title:	SVP, General Counsel